UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2008

WOLVERINE TUBE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000 Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 353-1310

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 7, 2008, the Board of Directors (the “Board”) of Wolverine Tube, Inc. (the “Company”) increased the number of authorized directors on the Board from seven to eight. On the same date, the Board appointed William Evans to the Board and named him a member of and Chair of the Audit Committee of the Board (the “Audit Committee”), following Mr. John L. Duncan’s resignation as Chair of the Audit Committee, all effective April 8, 2008. Mr. Duncan will remain a member of the Board and of the Audit Committee.

Mr. Evans does not have a direct or indirect material interest in, any transactions or arrangements with the Company, other than with respect to his membership on the Board.

Item 7.01	Regulation FD Disclosure.

On April 8, 2008, the Company issued a press release announcing the changes in Board membership described above under Item 5.02. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press release, dated April 8, 2008, issued by the Company announcing the changes in Board membership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: April 9, 2008

WOLVERINE TUBE, INC.

	By:	/s/ David A. Owen
David A. Owen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated April 9, 2008, issued by the Company announcing the changes in Board membership.